UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 2, 2012

AMERICAN MIDSTREAM PARTNERS, LP

(Exact name of registrant as specified in its charter)

Delaware	001-35257	27-0855785
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1614 15th Street, Suite 300 Denver, Colorado 80202		80202
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (720) 457-6060

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets

On July 2, 2012, American Midstream Partners, LP (the “Partnership”) completed its acquisition of an 87.4% undivided interest in the Chatom Gas Plant and related assets located in Washington County, Alabama from Quantum Resources A1, LP, QAB Carried WI, LP, QAC Carried WI, LP and Black Diamond Resources, LLP (collectively, the “Seller”) at a purchase price of approximately $51 million in cash. The Partnership drew down on its revolving credit facility to fund the purchase price.

Item 7.01 Regulation FD Disclosure.

On July 9, 2012, the Partnership issued a press release announcing the completion of the acquisition described under Item 2.01. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 and the attached Exhibit 99.1 is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Item 9.01 Financial Statements and Exhibits

(a) — (b) Financial Statements of Businesses Acquired; Pro Forma Financial Information.

Pursuant to Item 9.01(a)(4) and Item 9.01(b)(2) of Form 8-K, the Partnership will amend this filing not later than 71 calendar days after July 9, 2012 to file the financial statements required by Rule 3-05(b) of Regulation S-X and Article 11 of Regulation S-X.

(d) Exhibits.

See “Index to Exhibits” attached to this Current Report on Form 8-K, which is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Midstream Partners, LP

By: American Midstream GP, LLC, its General Partner

Date: July 9, 2012	By:	/s/ William B. Mathews
	Name:	William B. Mathews
	Title:	Secretary, General Counsel and Vice President of Legal Affairs

Exhibit Index

Exhibit Number	Description

99.1	American Midstream Partners, LP press release dated July 9, 2012.